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                                                                    EXHIBIT 99.1

                     GENOMIC SOLUTIONS' STOCKHOLDERS APPROVE
                   ACQUISITION OF CARTESIAN TECHNOLOGIES, INC.

 -  STRENGTHENS POSITION AS LEADING GLOBAL PROVIDER OF DRUG DISCOVERY TECHNOLOGY

 -  2002 REVENUE PROJECTED AT $30 - 36 MILLION

 -  ENHANCED PRODUCT PORTFOLIO WITH ADDITION OF  HIGH-THROUGHPUT SCREENING

Ann Arbor, MI, December 18, 2001 - Genomic Solutions Inc. (Nasdaq: GNSL) announced today that its stockholders have voted in favor of the Genomic Solutions' acquisition of Irvine, California-based Cartesian Technologies, Inc. The acquisition extends Genomic Solutions' capabilities into high-throughput screening and strengthens the company's position as a global provider of comprehensive DNA analysis and drug discovery solutions.

"We believe the acquisition of Cartesian will create greater stockholder value, with enhanced potential for earnings and revenue growth. The goal of the corporation and all its employees is to achieve positive earnings before interest, taxes, depreciation and amortization ("EBITDA") in early 2002, and remain a profitable enterprise, thereafter," according to Jeffrey S. Williams, President and CEO of Genomic Solutions. "We are focusing on EBITDA as we feel it best reflects our operating performance since all our net income to be reported going forward will include amortization expense associated with the Cartesian intangibles."

For 2002, Genomic Solutions forecasts revenues of between $30 million to $36 million and EBITDA of between $800,000 and $2.8 million. The company expects to achieve breakeven EBITDA in the first quarter of fiscal 2002 and positive EBITDA in the second quarter of fiscal 2002.

"With the acquisition of Cartesian Technologies, Genomic Solutions is well positioned to capitalize upon our combined resources, technology, products and expertise to create a company with expanded market depth and product offerings, " stated Williams. "The integration process, which began after the signing of the definitive agreement, is progressing smoothly and we are successfully meeting our milestones."

According to Thomas C. Tisone, Ph.D., President of Cartesian Technologies, Inc., "Customers will now have a broader technology choice from one supplier resulting in better integration of instrumentation and service, which naturally leads to higher throughput." Dr. Tisone will remain with Genomic Solutions and will have responsibility for the Company's Irvine-based product development and supply organization.

ABOUT GENOMIC SOLUTIONS INC.

The company designs, develops, manufactures, markets and sells instruments, software, and consumables used to determine the activity level of genes and to isolate, identify and characterize proteins. The company's products and systems, marketed under the GeneTAC(TM) Biochip System, Investigator (TM) Proteomic System and GeneMAP(TM) preprinted arrays brands, enable researchers to perform complex, high volume experiments at a lower cost and in less time than traditional techniques. As a result, Genomic Solutions products and systems facilitate more rapid and less expensive drug discovery.

SPECIAL NOTE

This press release contains "forward-looking" statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For this purpose, any statements contained in this press release that relate to prospective events or developments are deemed to be forward-looking statements. Words such as "believes," "forecasts," "anticipates," "plans," "expects," "will" and similar expressions are intended to identify forward-looking statements. While we may elect to update forward-looking statements in the future, we specifically disclaim any obligation to do so, even if our estimates change, and you should not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: a downturn in our customers' markets or in general economic conditions; our failure to introduce new products in a timely manner; economic, political and other risks associated with international sales and operations; difficulties integrating technologies, operations and personnel of recent acquisitions; competition from third parties, including pricing pressure; governmental regulation; research and development progress, and our level of debt and the possible incurrence of additional debt in the future. These and other important factors that may affect our actual results are discussed in detail in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2000 and in our other filings with the Securities and Exchange Commission.

For more information, contact Genomic Solutions at corporatecommunications@genomicsolutions.com or visit the company's Web site, www.genomicsolutions.com.

CONTACTS:

INVESTORS
Steven J. Richvalsky
Executive Vice President,
and Chief Financial Officer
steve@genomicsolutions.com

MEDIA
Kathleen M. Murphy
Vice President, Corporate Communications kmurphy@genomicsolutions.com

Both of Genomic Solutions Inc.
Telephone: (734) 975-4800